Exhibit 10.1
FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
WEBER-STEPHEN PRODUCTS LLC
August 9, 2021
This Fifth Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Weber-Stephen Products LLC, a Delaware limited liability company, is entered into by WSP IntermediateCo, LLC, a Delaware limited liability company (the “Sole Member”), as the sole member (the Sole Member and any other person who, at such time, is admitted to the Company (as defined below) as a member in accordance with the terms of this Agreement, being a “Member”).
RECITALS
WHEREAS, the Company was formed under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), pursuant to a Certificate of Formation, filed with the Secretary of State of the State of Delaware on November 18, 2010, and was initially governed by that certain Limited Liability Company Agreement, dated as of November 18, 2010 (the “Original Agreement”); and
WHEREAS, the Company and certain members previously entered into (i) on December 10, 2010 that certain Amended and Restated Limited Liability Company Agreement (the “First Amended and Restated Agreement”), pursuant to which the parties thereto amended and restated the Original Agreement to set forth the rights and obligations of the members, to provide for the Company’s management and to provide for certain other matters, all as more particularly set forth therein, (ii) on October 1, 2011, that certain Second Amended and Restated Limited Liability Company Agreement (the “Second Amended and Restated Agreement”), pursuant to which the parties thereto amended and restated the First Amended and Restated Agreement to set forth the rights and obligations of the members, to provide for the Company’s management and to provide for certain other matters, all as more particularly set forth therein, (iii) on December 31, 2016, that certain Third Amended and Restated Limited Liability Company Agreement (the “Third Amended and Restated Agreement”), pursuant to which the parties thereto amended and restated the Second Amended and Restated Agreement to set forth the rights and obligations of the members, to provide for the Company’s management and to provide for certain other matters, all as more particularly set forth therein and (iv) on April 23, 2018, that certain Fourth Amended and Restated Limited Liability Company Agreement (the “Existing Agreement”), pursuant to which the parties thereto amended and restated the Third Amended and Restated Agreement to set forth the rights and obligations of the members, to provide for the Company’s management and to provide for certain other matters, all as more particularly set forth therein.
AGREEMENT
The Member hereby amends and restates the Existing Agreement in its entirety as follows:
1.Name. The name of the limited liability company is Weber-Stephen Products LLC (the “Company”).
2.Filing of Certificates. The Company was formed as a limited liability company pursuant to and in accordance with the Act, upon execution and filing with the Secretary of State of Delaware the Certificate of Formation of the Company on November 18, 2010. The Member shall execute, deliver and file, or cause the execution, delivery and filing of, any other certificates, notices or documents required or permitted by law for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.
3.Purposes. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act.
4.Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have and may exercise all the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Member.
5.Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

6.Registered Office; Registered Agent. The address of the registered office and the name and address of the registered agent of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.
7.Member. The name and the mailing address of the Member is as follows:

Name	Address
WSP IntermediateCo, LLC	1415 South Roselle Road, Palatine, Illinois 60067
8.Limited Liability. Except as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.
9.Capital Contributions. The Member is deemed admitted as the member of the Company upon its execution and delivery of this Agreement. The Member may, but is not obligated to make any capital contribution to the Company.
10.Allocation of Profits and Losses. The Company’s profits and losses shall be allocated solely to the Member.
11.Distributions. Subject to the limitations of Section 18607 of the Act and any other applicable law, distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
12.Management. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company.
13.Officers. The Member may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 13 may be revoked at any time by the Member. An Officer may be removed with or without cause by the Member.
14.Exculpation and Indemnification.
a.To the fullest extent permitted by the laws of the State of Delaware and except in the case of bad faith, gross negligence or willful misconduct, no Member or Officer shall be liable to the Company or any other Member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement.
b.Except in the case of bad faith, gross negligence or willful misconduct, each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Member or Officer, shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of the State of Delaware for directors and officers of corporations organized under the laws of the State of Delaware. Any indemnity under this Section 14 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.
15.Assignments. The Member may at any time assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its interest in the Company pursuant to this Section 15, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.
16.Resignation. The Member may at any time resign from the Company. If the Member resigns pursuant to this Section 16, an additional Member shall be admitted to the Company, subject to Section 17 hereof, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.
17.Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

18.Dissolution.
a.The Company shall dissolve and its affairs shall be wound up upon the first to occur of: the written consent of the Member or the entry of a decree of judicial dissolution under Section 18-802 of the Act.
b.In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets or proceeds from the sale of the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.
19.Separability of Provisions. If any provision of this Agreement or the application thereof is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable to any extent, the remainder of this Agreement and the application of such provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
20.Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.
21.Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles).
22.Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.
23.Sole Benefit of Member. The provisions of this Agreement are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and the Member shall have no duty or obligation to any creditor of the Company to make any contributions or payments to the Company.
24.Effectiveness. This Agreement shall become effective when the Member shall have executed and delivered the Agreement to the Company.
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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

WSP INTERMEDIATECO, LLC By: Weber HoldCo LLC, its sole member
By:	/s/ Philip Zadeik
Name: Philip Zadeik
Title: General Counsel & Secretary

[Signature Page for Weber-Stephen Products LLC Fifth A&R LLC Agreement]